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                                                                     EXHIBIT 3.1


                                     BYLAWS

                                       OF

                               LANDAIR CORPORATION

                                    ARTICLE I

                                  SHAREHOLDERS

        Section 1.1 Annual Meeting. The annual meeting of the shareholders of Landair Corporation (the "Corporation") shall be held at the principal office of the Corporation in the State of Tennessee or at such other place within or without the State of Tennessee as may be determined by the board of directors of the Corporation (the "Board of Directors" or the "Board") and as shall be designated in the notice of said meeting, on such date and at such time as may be determined by the Board of Directors. The purpose of said annual meeting shall be to elect directors and transact such other business as may properly be brought before the meeting.

        Section 1.2 Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation in the State of Tennessee or at such other place within or without the State of Tennessee as may be designated from time to time by the Board of Directors. Whenever the Board of Directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the principal office of the Corporation in the State of Tennessee. Special meetings of the shareholders shall be held upon call of a majority of the Board of Directors, or, unless the Charter of the Corporation (the "Charter") otherwise provides, upon written demand(s), signed, dated and delivered to the Secretary of the Corporation describing the purpose or purposes for which it is to be held, by shareholders holding at least ten percent (10%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote on any issue proposed to be considered at such special meeting, at such time as may be fixed by the Secretary, and as shall be stated in the call and notice of said meeting, except when the Tennessee Business Corporation Act, as amended (the "Business Corporation Act"), confers upon the shareholders the right to demand the call of such meeting and fix the date thereof. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.




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        Section 1.3 Notice of Meetings. The notice of all meetings of shareholders shall be in writing, shall state the date, time and place of the meeting, and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting should state that the meeting is called for the election of directors and for the transaction of such other business as may properly come before the meeting and shall state the purpose or purposes of the meeting if any other action is to be taken at such annual meeting which could be taken at a special meeting. The notice of a special meeting shall, in all instances, indicate that it is being issued by or at the direction of the person or persons calling the meeting and state the purpose or purposes for which the meeting is called. If the Board of Directors shall adopt, amend or repeal a bylaw regulating an impending election of directors, the notice of the next meeting fo the election of directors shall contain the bylaw so adopted, amended or repealed, together with a concise statement of the changes made. A copy of the notice of any meeting shall be served either personally or by mail, not less than ten (10) days nor more than two (2) months before the date of the meeting, to each shareholder at such shareholder's record address or at such other address which such shareholder may have furnished in writing to the Secretary of the Corporation. If a meeting is adjourned t another time or place and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. Notice of a meeting need not e given to any shareholder who submits to the Corporation for inclusion in the minutes or filing with the corporate records a signed waiver of notice, in person or by proxy, before or after the meeting. The attendance of a shareholder at a meeting without objection at the beginning of the meeting (or promptly upon his arrival) to the lack of notice or defective notice of such meeting shall constitute a waiver of notice by such shareholder.

        Section 1.4 Quorum. The holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or by proxy, shall, except as otherwise provided by law or the Charter, constitute a quorum at a meeting of shareholders, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder or for adjournment of the meeting unless a new record date is or must be set for the meeting.



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        Section 1.5 Conduct of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman of the Board is not present, by the President, or, if the President is not present, by a Vice President, or, if neither the Chairman of the Board, the President nor a Vice President is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary's absence, an Assistant Secretary, shall act as secretary of ever meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

        Section 1.6 Voting. For each share of the capital stock of the Corporation registered in his name on the books of the Corporation the holder thereof shall have the number of votes per share specified in the Charter. Whenever under the provisions of the Charter any shareholder is entitled to more or less than one (1) vote for any share of capital stock of the Corporation held by such shareholder, every reference in these Bylaws to a plurality or other proportion of stock shall refer to such plurality or other proportion of the votes of such stock. At each meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney, and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Every shareholder entitled to vote at any meeting may so vote by proxy and shall be entitled to one (1) vote for each share entitled to vote and held by such shareholder. At all elections of directors the voting may, but need not, be by ballot and a plurality of the votes cast thereat shall elect, except as otherwise required by law or the Charter. Except as otherwise required by law, or the Charter, any other action shall be authorized by a majority of the votes cast.

        Section 1.7 Record Date. For the purpose of determining the shareholders entitled to notice of, to demand a special meeting, to vote or take any other action at any meeting of shareholders or any adjournment thereof, or to express consent






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to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than seventy (70) days nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of, to demand a special meeting, to vote or take any other action at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held.

        The record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of, to demand a special meeting, to vote or take any other action at any meeting of shareholders has been made as provided in this Section 1.7, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section 1.7 for the adjourned meeting; provided, however, if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting, the Board of Directors shall fix a new record date.

        Section 1.8 Shareholder Lists. An alphabetical list by voting group, and within each voting group by class or series of shares, of each shareholder's name, address and share ownership entitled to notice of a shareholders' meeting as of the record date, certified by the Secretary or other officer responsible for its preparation, or by the transfer agent, if any, shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

        Section 1.9 Proxy Representation. Every shareholder may authorize another person or persons to act for such




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shareholder by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or such shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Act.

        Section 1.10 Inspectors. At all meetings of shareholders, the proxies and ballots shall be received, taken in charge and examined, and all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of proxies and of votes shall be decided by two (2) inspectors of election. Such inspectors of election together with one alternate to serve in the event of death, inability or refusal by any of said inspectors of election to serve at the meeting, shall be appointed by the Board of Directors, or, if no such appointment or appointments shall have been made, then by the presiding officer at the meeting. If for any reason the inspectors of election so appointed shall fail to attend, or refuse or be unable to serve, a substitute or substitutes shall be appointed to serve as inspector or inspectors of election, in their place or stead, by the presiding officer at the meeting. No director or candidate for the office of director shall be appointed as an inspector. Each inspector shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arisin in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate as to any fact found by them. Each inspector shall be entitled to reasonable compensation for such inspector's services, to be paid by the Corporation.

        Section 1.11 Actions Without Meetings. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written





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consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon; unless some number less than all of the holders of all of the outstanding shares is required by applicable law or the Charter. This section shall not be construed to alter or modify any provision of law or of the Charter under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

        Section 1.12 Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares, when the Corporation is authorized to issue only one (1) class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Charter confers such rights, where there are two (2) or more classes or series of shares, or upon which or upon whom the Business Corporation Act confers such rights, notwithstanding that the Charter may provide for more than one (1) class or series of shares, one (1) or more of which are limited or denied such rights thereunder.

                                   ARTICLE II

                                    DIRECTORS

        Section 2.1 Functions and Definition. The business of the Corporation shall be managed under the direction of its Board of Directors. The use of the phrase "entire Board of Directors" herein refers to the total number of directors which the Corporation would have if there were no vacancies.


        Section 2.2 Qualification and Number. Each director shall be at least eighteen (18) years of age. A director need not be a shareholder, a citizen of the United States, nor a resident of the State of Tennessee. The number of directors constituting the entire Board of Directors shall be not less than the number required by law; such number may be fixed from time to time by action of the Board of Directors or of the shareholders. The number of directors may be increased or decreased by action of the Board of Directors or shareholders, provided that any action of the Board of Directors to effect such increase or decrease shall require the vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.




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        Section 2.3 Election and Term. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors, the creation of newly created directorships and to fill any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the directors then in office, although less than a quorum exists.

        Section 2.4 Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the vote of a majority of the directors present at the time of the vote, at a meeting duly assembled, a quorum being present at such time, shall be the act of the Board of Directors.


        Section 2.5 Meetings; Notice. Meetings of the Board of Directors shall be held at such place within or without the State of Tennessee as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, if any, the President, the Secretary or any two (2) directors by oral, telegraphic or written notice duly served upon, sent or mailed to each director not less than two (2) days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Any requirement of furnishing a notice shall be waived by any director who signs and delivers to the Corporation a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. The notice of any meeting need not specify the purpose of the meeting, and any and all business may be transacted at such meeting.

        Section 2.6 Conduct of Meetings. The Chairman of the Board of Directors, if any, shall preside at all meetings of





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the Board of Directors, and in the Chairman's absence or inability to act, the
President shall preside, and in the President's absence or inability to act, such person as may be chosen by a majority of the directors present shall preside.

        Section 2.7 Committees. By resolution adopted by a majority of the entire Board of Directors, the directors may designate from their number two (2) or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by law. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, to designate alternate members of, or to discharge any such committee. All actions of the Executive Committee shall be recorded in the minutes of the Committee and reported to the Board of Directors at its meeting next succeeding such action. All actions of other committees shall be recorded in the minutes of each such committee and reported to the Board of Directors (or in the case of committees appointed by the Executive Committee, to the Executive Committee) at its meeting next succeeding such action. The Board of Directors may allow members of the Executive Committee or any other committee designated by the Board of Directors or the Executive Committee a fixed fee and expenses of attendance for attendance at meetings of such committee. Members of such committees may also receive stated fees for their services as committee members as determined by the Board of Directors. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity as officer, agent or otherwise, and receiving compensation therefor.

        Section 2.8 Compensation of Directors. The Board of Directors may, by resolution, provide for payment to directors of a fixed fee for their services as directors, without regard for attendance at meetings of the Board, and for payment of expenses for attendance at such meetings. Nothing herein contained shall be construed as precluding any director from serving the Corporation in any other capacity as member of a committee, officer, agent or otherwise and receiving compensation therefor.

        Section 2.9 Honorary Directors. The Board of Directors may from time to time name, in its discretion, any director who shall have resigned or shall have declined nomination for





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a further term, an Honorary Director for such term as the Board of Directors by resolution shall establish. An Honorary Director may, at the invitation of the Chairman of the Board, attend meetings of the Board of Directors. Honorary Directors shall not be entitled to vote on any business coming before the Board of Directors nor shall any Honorary Director be counted for the purpose of determining the number necessary to constitute a quorum, for the purpose of determining whether a quorum is present or for any other purpose whatsoever. The termination of any person's relationship with the Corporation as Honorary Director shall not be deemed to create a vacancy in the position of Honorary Director. By resolution of the Board of Directors a fixed annual fee may be allowed to an Honorary Director. Honorary Directors shall not be directors of the Corporation and shall not have rights, privileges or powers other than those specifically provided in this Section 2.9 or as may be specifically given or assigned by the Board of Directors.

        Section 2.10 Dividends. Subject always to the provisions of law and the Charter, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2.11 Resignation; Removal of Directors. A director may resign at any time upon delivery of written notice to the Board of Directors, Chairman of the Board, President or the Corporation. Such resignation shall be effective upon delivery unless the notice specifies a later effective date. At any special meeting of the shareholders, duly called as provided in these Bylaws, any director or directors may be removed from office by the shareholders, with or without cause, and such director's successor or directors' successors may be elected at such meeting. One (1) or more




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directors may be removed for cause by a majority of the entire Board of
Directors.

        Section 2.12 Actions Without Meetings. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if a majority of all members of the Board of Directors or of any such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

        Section 2.13 Electronic Communication. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III

                                    OFFICERS

        Section 3.1 Election. The Board of Directors promptly after the election thereof held in each year, shall elect the officers of the Corporation, which shall include a President and a Secretary, and which may include a Chairman of the Board, one (1) or more Vice Presidents, a Treasurer, and a Controller, and may also include Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers, agents and employees as the Board may from time to time deem proper, who shall hol their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors shall fix the salaries of the Chairman of the Board, the President, and Vice Presidents, the Treasurer, the Controller and the Secretary. Unless fixed by the Board of Directors or a committee thereof, the salaries of all other officers, agents and employees shall be fixed by the Chief Executive Officer. Any two (2) or more offices may be held by the same person except the offices of President and Secretary. The Chairman of the Board shall be a member of the Board of Directors.




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        Section 3.2 Term. The term of office of all officers shall be until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

        Section 3.3 Duties. The officers of the Corporation shall each have such powers and duties as are set forth in these Bylaws and such additional powers and duties as from time to time may be conferred upon them by the Board of Directors, and, subject thereto, such powers and duties as generally pertain to their respective offices, and the Board of Directors may from time to time impose and confer any or all of the powers and duties hereinafter specifically prescribed for any officer upon any other officer or officers.

        Section 3.4 Resignation; Removal of Officers. An officer may resign at any time upon delivery of notice to the Corporation. Such resignation shall be effective upon delivery unless the notice specifies a later effective date. In the event that an officer specifies in his notice a later effective date, and the Corporation accepts the future effective date, the Board may fill the pending vacancy prior to the effective date; provided, however, that the Board designates that the successor officer does not take office until such effective date. Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. Further, any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

        Section 3.5 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors at which he shall be present and shall furnish advice and counsel to the Board of Directors. In the absence of a Chief Executive Officer, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall exercise the powers and perform the duties usual to a chairman of the board of a corporation, and shall hav such other powers and duties as may be assigned to him by the Board of Directors.

        Section 3.6 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and direct the business, affairs and property of the Corporation. The Chief Executive Officer shall exercise the powers and perform the duties usual to a chief executive




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officer and shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors.

        Section 3.7 President. The President, in the absence of a Chairman of the Board or a Chief Executive Officer, shall preside at all meetings of the shareholders and the Board of Directors at which he shall be present. The President shall be the Chief Operating Officer and shall direct the operations of the business of the Corporation, and report to the Chief Executive Officer. In the absence of a Chief Executive Officer or a Chairman of the Board, the President shall report directly to the Boar of Directors. In the absence of a Chief Executive Officer, and in the event the Board of Directors has not vested such powers in a Chairman of the Board, the President shall be the Chief Executive Officer. He shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

        Section 3.8 Vice Presidents. The Vice Presidents shall be of such number and shall have such titles of designation as may be determined from time to time by the Board of Directors. They shall perform such duties as may be assigned to them, respectively, from time to time by the Board of Directors.

        Section 3.9 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws, and in the case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, or by the directors or shareholders upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of shareholders, the Board of Directors and Executive Committee in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. The Secretary shall have the custody of the records and the seal, if any, of the Corporation. He shall affix the seal, if any, to any instrument requiring it, when signed by a duly authorized officer or when specifically authorized by the Board of Directors or the Chairman of the Board, and attest the same. In the absence or incapacity of the Secretary, any Assistant Secretary may affix the seal, if any, to any such instrument and attest the same.

        Section 3.10 Assistant Secretaries. The Assistant Secretaries shall have such powers and shall perform such




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duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the Secretary.

        Section 3.11 Treasurer. The Treasurer shall be responsible for establishing and executing programs providing for long and short term financing needs of the Corporation. He shall establish policies for the receipt, custody and disbursement of the Corporation's monies and securities, and for investment of the Corporation's funds. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.


        Section 3.12 Assistant Treasurers. The Assistant Treasurers shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the Treasurer.

        Section 3.13 Controller. The Controller shall be responsible for the development and maintenance of accounting policies and systems properly to record, report and interpret the financial position and the results of operations of the Corporation. He shall be responsible for development and maintenance of adequate plans for the financial control of operations and the protection of the assets of the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

        Section 3.14 Assistant Controllers. The Assistant Controllers shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the Controller.


        Section 3.15 Presiding Officer at Meetings of the Shareholders and Board of Directors. The presiding officer at any meeting of the shareholders or the Board of Directors at which the Chairman of the Board and the Chief Executive Officer are absent shall be the President, or such other officer designated to so preside by the Chairman of the Board. If the Chairman of the Board, for any reason, shall not have designated any officer to preside at any such meeting, then the Chief Executive Officer o President shall preside. In the event that both the Chief Executive Officer and President shall be absent, then the Executive Vice President-Finance, if there be such an officer, and he is a member of the Board, shall preside. If the Executive Vice President-Finance shall also be absent or if there be no such




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officer, then the most senior (in terms of time served in the office of
Executive Vice President) of the other Executive Vice Presidents, if there be such an officer, and he is a member of the Board, shall preside.

        Section 3.16 Corporation as Security Holder. Unless otherwise ordered by the Board of Directors, the President, or, in the event of the President's inability to act, the Vice President designated by the Board of Directors to act in the absence of the President or, in the absence of such designation, in the order of such Vice President's seniority, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE IV

                        CERTIFICATES REPRESENTING SHARES

        Section 4.1 Certificates; Signatures. The interest of each shareholder of the Corporation shall be evidenced by certificates representing shares in such form not inconsistent with the Charter as the Board of Directors may from time to time prescribe. Certificates representing shares shall have set forth thereon the statements prescribed by law and shall be signed by the Chairman, President or a Vice President and by the Secretary or an Assistant Secretary or Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.

        Section 4.2 Transfer of Shares. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by




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power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and upon the surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid, except as the Business Corporation Act may otherwise permit.

        Section 4.3 Fractional Shares. The Corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Act which shall entitle the holder, in proportion to such holder's fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or the Corporation may pay in cash the value of fractions of a share as of the time when those entitled to receive such fractions is determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

        Section 4.4 Replacement Certificates. No certificates representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

        Section 4.5 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Tennessee.




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




                                    ARTICLE V

                                   FISCAL YEAR

        The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

                                   ARTICLE VI

                                 CORPORATE SEAL

        The Corporation may, but shall not be required to, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.


                                   ARTICLE VII

                                 INDEMNIFICATION

        The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this bylaw shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this bylaw shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of




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this article, the term "Corporation" shall include any predecessor of the
Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                                  ARTICLE VIII

                                     GENERAL

        Section 8.1 Financial Reports. The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

        Section 8.2 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the Corporation in the State of Tennessee or at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when such shareholders respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.




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                                   ARTICLE IX

                                   AMENDMENTS

        An affirmative vote of a majority of the shareholders entitled to vote in the election of directors may make, alter, amend or repeal the Bylaws and may adopt new Bylaws. Except as otherwise required by law, the Charter or by the provisions of these Bylaws, the Board of Directors may also make, alter, amend or repeal the Bylaws and adopt new Bylaws, but Bylaws adopted by the Board of Directors may be altered, amended or repealed by the said shareholders.




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